EXHIBIT 23 (b)


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                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in the Prospectus constituting part of the Registration Statement on Form SB-2 of our report dated July 31, 1998, except as to Note 12 which is as of October 22, 1998, relating to the financial statements of Digital Lava Inc., which appears in such Prospectus. We also consent to the reference to us under the heading "Experts" in such Prospectus.

/s/ PricewaterhouseCoopers LLP
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PricewaterhouseCoopers LLP
October 23, 1998